Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-97544 and 333-33294) of Microfield Graphics, Inc. of our report dated March 8, 2002 relating to the financial statements, which appears in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
March 29, 2002